SEC Form 3, Form 4 and Form 5 - Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Senior Vice President and Deputy General Counsel of Massachusetts Mutual Life Insurance Company ("MassMutual"), the indirect parent of Babson Capital Management LLC ("Babson"), investment sub-adviser to Special Value Continuation Fund, LLC and Special Value Continuation Partners, L.P.
(the "Issuers"), hereby appoint and designate each of Diane Clines, Robert Guerin, Sara Stinson and Mark Godin, acting singly, as the true and lawful attorney in fact of MassMutual with full power to sign for it and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to MassMutual's relationship with the Issuer and any shares of the Issuer purchased or sold by MassMutual or any other affiliated person of Babson, and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:     Rodney J. Dillman             August 11, 2006
                   ___________________________________________________

Name:	      Rodney J. Dillman
Title:	Senior Vice President and Deputy General Counsel